Exhibit 99.1
Company:	Jack Henry & Associates, Inc.	Analyst Contact:	Kevin D. Williams
	663 Highway 60, P.O. Box 807		Chief Financial Officer
	Monett, MO 65708		(417) 235-6652

		IR Contact:	Jon Seegert
Director of Investor Relations
(417) 235-6652

FOR IMMEDIATE RELEASE

JACK HENRY & ASSOCIATES AND GOLDLEAF FINANCIAL SOLUTIONS, INC.
COMPLETE ACQUISITION TRANSACTION

- Goldleaf Receives Required Shareholder Approval; Integration of Companies Begins -

Monett, Mo. - October 1, 2009 - Jack Henry & Associates, Inc. (Nasdaq: JKHY), a leading provider of integrated technology solutions and data processing services for financial institutions, today announced that it has closed the transaction initiated to acquire Goldleaf Financial Solutions, Inc. (Nasdaq: GFSI), a provider of integrated technology-based solutions primarily for the financial services industry. As a result of the acquisition, Goldleaf Financial Solutions became a wholly owned subsidiary of Jack Henry & Associates and each outstanding share of GFSI common stock automatically converted into the right to receive $0.98 in cash.

Goldleaf will be assimilated into ProfitStars®, Jack Henry & Associates' third primary brand which was established to encompass the companies acquired to support its focused diversification strategy and to broaden its reach well beyond the company's traditional markets.

According to David Foss, president of ProfitStars, "This acquisition clearly supports our strategy to acquire companies that provide proven solutions that we can cross sell to our Jack Henry Banking™ and Symitar™ clients, that generate new cross-sale opportunities among our respective client bases, and that expand the specialized products and services ProfitStars sells to virtually any financial services organization regardless of core processing platform or asset size. This acquisition positions ProfitStars with a broader array of products and services, gives our clients and prospects more technology options, and immediately increases our market presence and potential."

Kevin Williams, CFO of Jack Henry & Associates, said, "We also expect this acquisition to increase the value we provide our shareholders. We anticipate significant near-term cost synergies and long-term organic revenue growth, and a more diversified revenue stream. This acquisition is expected to be slightly accretive in the first full year and improve as we recognize the full impact of estimated cost synergies."

This transaction received unanimous approval by the Goldleaf Board of Directors and majority approval by the company's shareholders.

About Jack Henry & Associates, Inc.

Jack Henry & Associates, Inc. (Nasdaq: JKHY) is a leading provider of computer systems and ATM/debit card/ACH transaction processing services primarily for financial services organizations. Its technology solutions serve more than 9,800 customers nationwide, and are marketed and supported through three primary brands. Jack Henry Banking supports banks ranging from de novo to mid-tier institutions with information processing solutions. Symitar is the leading provider of information processing solutions for credit unions of all sizes. ProfitStars provides highly specialized products and services that enable financial institutions of every asset size and charter, and diverse corporate entities to mitigate and control risks, optimize revenue and growth opportunities, and contain costs. Additional information is available at www.jackhenry.com.

Statements made in this news release that are not historical facts are forward-looking information. Actual results may differ materially from those projected in any forward-looking information. Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated by any forward-looking information. Additional information on these and other factors, which could affect the Company's financial results, are included in its Securities and Exchange Commission (SEC) filings on Form 10-K, and potential investors should review these statements. Finally, there may be other factors not mentioned above or included in the Company' SEC filings that may cause actual results to differ materially from any forward-looking information.